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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78943, 333-49612, 333-58346 and 333-62810) of our report dated February 14, 2003, except as to the discontinued operations described in Note 18 as to which the date is March 21, 2005, relating to the financial statements and financial statement schedule of WorldGate Communications, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 28, 2005

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  Exhibit 23.2